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Exhibit 10.25

2004 AGREEMENT OF STOCK OPTION RESPONSIBILITY

        THIS AGREEMENT is made on July 15, 2004 by and between Las Vegas Sands, Inc. (the "Company") and Sheldon G. Adelson ("Adelson") with respect to that certain 1997 Fixed Stock Option Plan, as amended and restated ("the Plan") of Las Vegas Sands, Inc.

        WHEREAS, the Plan has heretofore been adopted by the Company;

        WHEREAS the Plan, in Section 9(b) thereof, permits Adelson, being the principal stockholder of the Company, to assume some or all of the obligations of the Company under the Plan and to become the Administrator of the Plan and the issuer of the Options, and to have all rights, powers and responsibilities granted to the Company or to the Board under the Plan (all such capitalized terms being understood as defined in the Plan);

        WHEREAS, by an instrument dated January 2, 2002, Adelson assumed the Plan, including all referenced rights and obligations under the Plan with respect to any awards made pursuant to the Plan;

        WHEREAS, the Company now desires to reassume full responsibility in all respects of the Plan regarding all awards made pursuant to the Plan on and after July 15, 2004; and

        WHEREAS, Adelson consents to such assumption by the Company.

        NOW, THEREFORE, the parties agree as follows:

        The Company hereby assumes all of the rights, powers, obligations, responsibilities and liabilities set forth in the Plan and undertakes to perform the same from and after the date hereof with respect to awards made pursuant to the Plan on and after July 15, 2004 and, pursuant to the provisions of the Plan, the Company shall administer the Plan, grant Options, issue Shares, redeem Shares and do any and all other acts or things originally authorized or reserved to the Company or to the Board thereunder, in all cases with respect to awards granted pursuant to the Plan on and after July 15, 2004.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered as of the date first written above.

Las Vegas Sands, Inc.
By:	/s/ SHELDON G. ADELSON
Acknowledged and Confirmed:
By:	/s/ SHELDON G. ADELSON Sheldon G. Adelson

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2004 AGREEMENT OF STOCK OPTION RESPONSIBILITY